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                                                                   Exhibit 99(a)

                          Independent Auditors' Report


To the Stockholders and Board of Directors
POSCO HULS Co., Ltd.:

We have audited the accompanying balance sheets of POSCO HULS Co., Ltd. as of December 31, 1998 and 1997, and the related statements of operations, appropriation (disposition) of retained earnings (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Auditing Standards, as established by the Financial Supervisory Commission of the Republic of Korea, which are substantially similar, in all material aspects, to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 1(b) to the financial statements, the operations of the Company have been significantly affected and will continue to be affected for the foreseeable future by the liquidity crisis and related adverse economic circumstances in the Republic of Korea.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POSCO HULS Co., Ltd. as of December 31, 1998 and 1997, and the results of its operations, the changes in its retained earnings (deficit), and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with the Financial Accounting Standards, as established by the Financial Supervisory Commission of the Republic of Korea.




The Financial Accounting Standards in the Republic of Korea, as established by the Financial Supervisory Commission of the Republic of Korea, vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for each of the years in the three-year period ended December 31, 1998 and stockholders' equity as of December 31, 1998 and 1997, to the extent summarized in note 18 to the financial statements.

                            /s/ KPMG San Tong Corp.


Seoul, Korea
January 11, 1999